Exhibit 10.63

FORM OF RESTRICTED STOCK AGREEMENT

EXECUTIVE OFFICERS

Date

Employee

Address

AWARD OF RESTRICTED STOCK

Dear             :

We are pleased to confirm to you that, subject to the restrictions described below, you have been awarded              shares of the Common Stock of MBIA Inc. (the “Company”), par value $1.00 per share (the “Restricted Shares”), such award having been approved by the action of the Committee (as defined below) on             . This letter will confirm the following agreement between you and the Company with respect to this award of Restricted Shares.

1. Restriction on Transfer. Except as provided in Section 7 or as the Compensation and Organization Committee of the Company’s Board of Directors (the “Committee”) shall otherwise determine, none of the Restricted Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered (the “Transfer Restriction”) until the Transfer Restriction with respect to such Shares lapse as determined pursuant to the following schedule or at such earlier date as such restrictions shall otherwise lapse under the terms of this letter:

Restriction Lapse	Number of Shares	Dollar Value as of [1] [ ]

For purposes of this letter, the period during which the Restricted Shares remain subject to the transfer restrictions set forth in this Section 1 shall be called the “Restricted Period.”

2. Forfeiture of Restricted Stock Upon Voluntary Termination or Termination for Cause. Except as provided in paragraph 3 below or as the Committee shall otherwise determine, if (i) you voluntarily terminate your employment with the Company and each of its subsidiaries or (ii) your employment is terminated by the Company for Cause (as hereinafter defined) prior to the end of the Restricted Period, any Restricted Shares then still subject to the transfer restrictions set forth in Section 1 shall be forfeited and revert back to the Company without any payment to you. For purposes of this letter, “Cause” means (i) your willful failure to perform substantially your duties as an employee of the Company (other than due to physical or mental illness) after reasonable notice to you of such failure, (ii) your engaging in serious misconduct that is injurious to the Company or any of its subsidiaries in any way, including, but

[1] The company not guarantee that the value of the restricted stock will be maintained.

not limited to, by way of damage to their respective reputations or standings in their respective industries, (iii) your being convicted of, or your entry of a plea of nolo contendere to, a crime that constitutes a felony or (iv) your breach of any written covenant or agreement with the Company or any Subsidiary not to disclose or misuse any information pertaining to, or misuse any property of, the Company or any Subsidiary or not to compete or interfere with the Company or any Subsidiary.

3. Vesting Upon Death, Disability, Termination by the Company Without Cause. If your employment with the Company and its subsidiaries terminates due to (i) your death, (ii) your long-term disability (as determined in accordance with the Company’s applicable policies pertaining to long-term disability), (iii) a termination by the Company other than for Cause or (iv) a Voluntary Termination for Good Reason (as defined below), the Restricted Period shall immediately and automatically lapse, without further action by the Company, on the date of such termination as to any Restricted Shares then still subject to the transfer restrictions set forth in Section 1. A “Voluntary Termination for Good Reason” shall mean any voluntary resignation by you within 120 days following the occurrence of any of the following events without your prior written consent: (i) a significant reduction in your duties, responsibilities or title; (ii) a material reduction in your annual base salary, other than a reduction which is part of an overall reduction in the base salaries of all senior officers of the Company and such reduction is proportionate to that imposed on such other officers; (iii) the reassignment of your reporting responsibilities so that you do not report either to the Company’s Chief Executive Officer or to an individual who reports directly to the Company’s Chief Executive Officer; or (iv) the relocation of your principal place of employment to a location other than the Company’s corporate headquarters.

4. Change of Control. Notwithstanding any other provision of this letter to the contrary, the Restricted Period shall lapse upon the occurrence of a Change in Control. For purposes of this Agreement, a Change in Control shall mean the occurrence of any of the following events:

(i) any person (within the meaning of Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), including any group (within the meaning of Rule 13d-5(b) under the Exchange Act)), but excluding any of the Company, any Subsidiary or any employee benefit plan sponsored or maintained by the Company or any Subsidiary, acquires “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined Voting Power (as defined below) of the Company’s securities; or

(ii) within any 24-month period, the persons who were directors of the Company at the beginning of such period (the “Incumbent Directors”) shall cease to constitute at least a majority of the Board or the board of directors of any successor to the Company; provided, however, that any director elected to the Board, or nominated for election, by a majority of the Incumbent Directors then still in office shall be deemed to be an Incumbent Director for purposes of this subclause (ii); or

(iii) upon the consummation of a merger, consolidation, share exchange, division, sale or other disposition of all or substantially all of the assets of the Company which has been approved by the shareholders of the Company (a “Corporate Event”), and immediately following the consummation of which the stockholders of the Company immediately prior to such Corporate Event do not hold, directly or indirectly, a majority of the Voting Power of (x) in the case of a merger or consolidation, the surviving or resulting corporation, (y) in the case of a share exchange, the acquiring corporation or (z) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the relevant Corporate Event, holds more than 25% of the consolidated assets of the Company immediately prior to such Corporate Event; or

(iv) any other event occurs which the Board declares to be a Change of Control.

In order to avoid any confusion, the Company hereby acknowledges that Section 7(c)(iii) of the Key Employee Protection Agreement (the “Key Employee Agreement”) between you and the Company is not intended to prevent the lapsing of the Restricted Period upon a Change of Control as provided for in this Section 4.

5. Rights as a Shareholder. Except for the transfer restriction, you shall have all the rights of a stockholder with respect to your Restricted Shares, including the right to vote the shares and to receive dividends.

6. Conversions and Property Distributions. In the event your Restricted Shares are exchanged for or converted into securities other than Common Stock or in the event that any distribution is made with respect to such Restricted Shares either in Common Stock or in other property, the securities or other property that you receive shall be subject to the same restrictions as apply to your Restricted Shares.

7. Transfers of Restricted Stock to Family Members. Nothing in this letter (including, without limitation, Section 1) shall preclude you from transferring any of the Restricted Shares to any member of your immediate family, to a trust the only beneficiaries of which are you and/or members of your immediate family or to a partnership the sole partners of which are you and/or members of your immediate family, provided that in each case (i) you notify the Company of the transfer (you must sign and deliver to the Secretary of MBIA a completed Restricted Stock Transfer Form attached as Exhibit A hereto), (ii) the transferee must acknowledge in writing that the restrictions set forth in this letter shall continue to apply to such shares in accordance with the terms hereof and (iii) the Company may impose such reasonable conditions on such transfer as it shall deem necessary or appropriate to preserve its rights under this letter.

8. Withholding. As a condition of receiving a share certificate without legend, you shall be required to comply with any applicable Federal, state or local tax withholding requirements.

9. No Right to Continued Employment. Nothing in this Agreement shall be deemed to confer on you any right to continue in the employ of the Company or any of its subsidiaries, or to interfere with or limit in any way the right of the Company or any of its subsidiaries to terminate such employment at any time.

10. Governing Law. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of New York.

Please sign one of the two copies of this letter where indicated below and return it to me at your earliest convenience. Please retain the other copy of this letter for your records.

MBIA INC.

By:

ACCEPTED AND AGREED TO:

Date:

EXHIBIT A

RESTRICTED STOCK TRANSFER FORM

Pursuant to the terms of the letter agreement dated              pursuant to which the undersigned was awarded restricted stock on             , the undersigned hereby transfers (#)             shares of restricted stock from the restricted stock granted on              to (insert name of transferee)            .

Family member (transferee) information:

Relationship of transferee to the undersigned:

Transferee Address:

Transferee Social Security #:

Transferee Phone #:

Date:	Signed:

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

The undersigned transferee acknowledges that he/she has read the restricted stock letter Agreement and agrees to abide by its terms.

Transferee Signature:

Transferee Name (print):

Date:

RETURN TO THE SECRETARY OF MBIA INC.